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                                  EXHIBIT 11.1
                             MEDICAL ALLIANCE, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                      Year Ended December 31,
                                                               ------------------------------------
                                                                 1994         1995         1996
                                                               ----------   ----------   ----------
Net Income .................................................   $  192,179   $  578,149   $  919,000
Less: Series A Preferred dividends .........................       75,000       87,000       87,000
Less: Charge for cancellation of put feature ...............                   180,000
                                                               ----------   ----------   ----------

Net Income applicable to common stock ......................      117,179      311,149      832,000
Weighted average common shares outstanding before SAB
  Topic 4-D shares .........................................    1,843,644    2,117,443    3,215,318
SAB Topic 4-D computation: (1)
  Incremental common shares outstanding applicable to
    options issued within one year of the offering (2) .....      174,380      174,380
     Incremental common shares outstanding applicable to
     the Series B Preferred Stock issued within one year
        of the Offering (3) ................................      565,863      565,863
                                                               ----------   ----------   ----------
Common Stock outstanding including all SAB Topic 4-D
 Shares ....................................................    2,583,887    2,857,686    3,215,318
                                                               ==========   ==========   ==========

COMPUTATION OF PRIMARY SHARES OUTSTANDING:

 Incremental common shares outstanding applicable to
  "In the money" options and warrants based on the
  estimated average fair market value of the stock
  during the year (2) (4) ..................................       26,891      152,822      325,024
                                                               ----------   ----------   ----------

Primary shares outstanding .................................    2,610,778    3,010,508    3,540,342
                                                               ==========   ==========   ==========

Primary earnings per common share (5) ......................   $     0.04   $     0.10   $     0.24
                                                               ==========   ==========   ==========

  COMPUTATION OF FULLY DILUTED SHARES OUTSTANDING:

  Incremental common shares outstanding applicable
  to "In the Money" options and warrants based on
  the estimated year end fair market value of the
  stock (2) (4) ............................................       26,891      152,822      344,138
  Incremental common shares outstanding applicable to
  Series A Preferred Stock (3) .............................      679,035      679,035
                                                               ----------   ----------   ----------

Fully diluted shares outstanding ...........................    3,289,813    3,689,543    3,559,456
                                                               ==========   ==========   ==========

  Fully diluted earnings per common share (6) ..............   $     0.04   $     0.10   $     0.24
                                                               ==========   ==========   ==========
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(1)  SAB Topic 4-D requires the Company to report common stock, convertible preferred stock, options, warrants and other common stock equivalents issued within one year of an offering as issued and outstanding for all periods prior to the offering.
(2)  Determined using the Treasury Stock Method.
(3)  Determined using the "If Converted" Method.
(4)  The estimated average fair market value during the year and the estimated fair market value at the end of the year were determined to be equal for
     1994 and 1995.
(5)  Computed as net income applicable to common shares divided by primary shares outstanding.
(6)  Computed as the more dilutive of either primary earning per share or net income divided by fully diluted shares outstanding.